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                                                                    Exhibit 23.1

              Consent of Independent Certified Public Accountants


The Board of Directors
Tekni-Plex, Inc.
Somerville, New Jersey


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment 2 to this Registration Statement of our report dated September 13, 2002, relating to the consolidated financial statements and schedule of Tekni-Plex, Inc. appearing in the Company's annual report on Form 10-K/A for the year ended June 28, 2002.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ BDO Seidman, LLP


BDO Seidman, LLP

Woodbridge, NJ


May 20, 2003